UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 25, 2016

MetaStat, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-52735	20-8753132
(Commission File Number)	(IRS Employer Identification No.)

27 DryDock Avenue, 2nd Floor
Boston, MA 02210
(Address of principal executive offices and zip code)

(212) 796-8170
(Registrant's telephone number including area code)

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.      Departure Of Directors Or Certain Officers; Election Of Directors; Appointment Of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director:

Effective as of April 25, 2016, the board of directors (the “Board”) of MetaStat, Inc. (the “Company”) appointed Jerome B. Zeldis, M.D., Ph.D. to the Board. Dr. Zeldis will serve as Vice Chairman of the Board.

Dr. Zeldis is currently the chief medical officer of Celgene Corporation and the chief executive officer of Celgene Global Health. He previously served as Celgene's senior vice president of Clinical Research and Medical Affairs. Dr. Zeldis has played an instrumental role at the company, helping it to grow into one of the largest global pharmaceutical firms. Prior to joining Celgene in 1997, Dr. Zeldis held positions at Sandoz Research Institute and Janssen Research Institute in both clinical research and medical development. Previously, Dr. Zeldis served as assistant professor of Medicine at Harvard Medical School, associate professor of Medicine at University of California, Davis, clinical associate professor of Medicine at Cornell Medical School and professor of clinical medicine at the Robert Wood Johnson Medical School. Dr. Zeldis received an A.B. and M.S. from Brown University and an M.Phil., M.D. and Ph.D. in molecular biophysics and biochemistry from Yale University. Dr. Zeldis has published 121 peer-reviewed articles and 24 reviews, as well as, a number of book chapters, and editorials. Dr. Zeldis currently serves as chairman of the board of directors of Alliqua Biomedical, Inc., and Trek Therapeutics, PBC. Additionally, Dr. Zeldis serves on the board of directors of Soligenix, Inc., Bionor Pharma, and PTC Therapeutics Inc. Mr. Zeldis’s extensive knowledge of our industry, clinical development experience and his directorships in other life science companies qualify him to serve as our director.

Director Compensation:

The Board has agreed to grant Dr. Zeldis an aggregate of 100,000 non-qualified stock options. The stock options shall provide for vesting as follows: (i) 50% or 50,000 shares shall vest as follows: (a) 16,668 shares on the first anniversary of the grant date, (b) 16,666 shares on the second anniversary of the grant date, and (c) 16,666 on the third anniversary of the grant date, and (ii) the remaining 50% or 50,000 shares shall vest upon the consummation of a business development or similar joint venture transaction with a strategic partner that contains a minimum upfront payment to the Company of at least $10 million within 18 months of appointment or October 25, 2017.  The stock options shall be granted on the date of closing of the Company’s next equity or equity-linked financing (the “Offering”) and provide for an exercise price equal to the effective price per share of the Offering, provided, however, in the event the closing price of the Company’s common stock on the grant date is greater than the effective price per share, then the exercise price shall equal the closing price of the Company’s common stock on the grant date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

METASTAT, INC.
By: /s/ Douglas A. Hamilton Name: Douglas A. Hamilton Title: President and CEO

Dated: April 28, 2016